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Subsidiaries of the Registrant                                      Exhibit 21.1




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
Subsidiary                                  State of Incorporation
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
American Safety Insurance Company                    Georgia
American Southern Insurance Company                  Kansas
Association Casualty Insurance Company               Texas
Association Risk Management General Agency           Texas
Bankers Fidelity Life Insurance Company              Georgia
Georgia Casualty & Surety Company                    Georgia
Self-Insurance Administrators, Inc.                  Georgia
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